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                                                                 Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Grove Investors LLC:

The audit referred to in our report dated December 1, 1998, included the related financial statement schedules as of October 3, 1998, and for the seven months ended April 28, 1998 and for the five months ended October 3, 1998, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Baltimore, Maryland
August 10, 1999